Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form F-4 of América Móvil, S.A.B. de C.V. of our report dated June 23, 2009, relating to the financial statements of TracFone Wireless, Inc. for the year ended December 31, 2008, appearing in the Annual Report (Form 20-F) of América Móvil, S.A.B. de C.V. for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Miami, Florida

May 27, 2010